UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Health Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada		46-2720442
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer Id. No.)
of incorporation or organization)	Classification Code Number)

112 North Curry Street Carson City, NV 89703
(Address of principal executive offices) (zip code)

(800) 473-7665
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee
Common Stock , par value $.0001	12,950,401	$0.01	$129,504	$16.68
Total Registration Fee	12,950,401	0.01	129,504	$16.68

(1)

An indeterminate number of additional shares of Common Stock shall be issue-able pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS, Dated March 3, 2014

GLOBAL HEALTH TECHNOLOGIES, INC.

12,950,401 Shares of Common Stock

$0.01per share

The selling stockholders named in this prospectus are offering up to 12,950,401shares of our Common Stock. We will not receive proceeds from any sale of Common Stock by the Selling Stockholders.  As of March 3, 2014, the Company had 375,883,878 shares of Common Stock outstanding.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on a tier OTC markets and thereafter at prevailing market prices or privately negotiated prices. However, there is no guarantee that our common stock will ever be quoted on a tier of the OTC Markets. The Common Stock may be sold by any means described in the section of this prospectus entitled "Plan of Distribution" beginning on page 16.  The selling shareholders will receive $129,504 in the aggregate if all shares are sold at the offering price. The offering will terminate 360 days after this registration statement is declared effective by the Securities and Exchange Commission.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary” on page 1 and “Risk Factors” on page 5 of how and when we may lose emerging growth company status and the various exemptions that are available to us.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is March 3, 2014

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. The selling stockholders are offering to sell, and seeking offers to buy, our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Until 90 days after the date of this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as  may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. These forward-looking statements are based on current information and expectation, and we assume no obligation to update any such forward-looking statements.

Item 3: Summary Information and Risk Factors.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Global Health Technologies” “we,” “us,” and “our” refer and relate to Global Health Technologies, Inc.

Our Company

Global Health Technologies, Inc. executed a merger agreement on January 2, 2014 with Sovereign Oil, Inc. in which Sovereign Oil, Inc. acquired Global Health Technologies, Inc. by way of a merger transaction and whereby Global Health Technologies, Inc. was merged with and into Sovereign Oil, Inc. and 100% of the issued and outstanding shares of Global Health Technologies, Inc. common stock was exchanged for shares of Sovereign Oil, Inc. common stock. Pursuant to the terms of the aforementioned merger transaction Global Health Technologies, Inc. is the surviving corporation.

Registrant Overview

General Information

Our business address is 112 North Curry Street, Carson City, NV. 89703.

The Company operates a Medical device and related Micro-Current modalities distribution company based upon PEMF, EMS and other sophisticated FDA approved non-invasive homeopathic treatments with distribution, sales and Marketing department located in Carson City, NV. Our telephone number is (800) 473.7665 and our Internet website address is www.globalhealthtech.net. The information contained in, or that can be accessed through, our website is not part of this registration statement. Global Health Technologies, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Nevada.

Business of Registrant

Global Health Technologies, Inc. (GHT) is leading the 21st Century charge in the Health & Wellness and Anti-Aging Industries by bringing state-of-the medical equipment technology in Energy Medicine to the masses. This Energy technology has proven and documented results in Non-Invasive and Non-Surgical pain management (people and animals) and Anti-Aging protocols.  The focus of Energy Medicine is to bring balance, structure, and function at the cellular level which is vital to maintaining and sustaining a healthy life. In addition GHT has implemented a unique marketing program for our Healthcare and Anti-Aging professionals with complete marketing and financing packages applying our teams combined 40 years of business and marketing experience to Energy Medicine.

Global Health Technologies, Inc. executed a merger agreement on January 2, 2014 with Sovereign Oil, Inc. in which Sovereign Oil, Inc. acquired Global Health Technologies, Inc. by way of a merger transaction and whereby Global Health Technologies, Inc. was merged with and into Sovereign Oil, Inc. and 100% of the issued and outstanding shares of Global Health Technologies, Inc. common stock was exchanged for shares of Sovereign Oil, Inc. common stock. Pursuant to the terms of the aforementioned merger transaction Global Health Technologies, Inc. is the surviving corporation

The Company needs to raise a total of $200,000 to complete the establishment of Medical device inventories and to recruit necessary corporate personnel.   Refer to Liquidity and Capital Resources below for more information on the Company's plans to raise capital.

Our principal executive offices are located at 112 North Curry Street, Carson City, NV. 89703. Our telephone number is (800) 473.7665

Glossary

Throughout this Form S-1, we use terms associated with the Energy medicine and Micro-current treatment industry. The following glossary of terms is intended to assist prospective investors who may not be familiar with these terms.

ELECTRO-ACUSCOPE AND ELECTRO-MYOPULSE SYSTEM – Biofeedback regulated microcurrent devices deliver a non-invasive treatment procedure that detects the state of the tissue down to the cellular level enhancing the cells natural ability to self-repair and self-correct. First introduced in 1978 these devices are still the most advanced micro-amperage biotechnology in their field.

CLINICAL SYSTEM: Comprised of 3 separate instruments used together to treat and manage acute and chronic pain, stress symptoms, complaints associated from accidents and injury, such as burns, scar tissue and provides beneficial pre-op prep and promotes speedier post-surgery recovery.

FACIAL SYSTEM – “FOUNTAIN OF YOUTH – The Healthy Anti-Aging System": The “Fountain of Youth" has a restorative and rejuvenating “lift” effect to facial features; reduces fine lines and wrinkles; promotes cellulite & detox treatments, buttocks lifts and body sculpting. Also known to be effective for pre- and post-op facial restoration surgery.

VETERINARIAN SYSTEM: The animal calibrated instruments have been specifically designed to interface with animal (Equine & Canine) anatomy as well as their unique metabolism and physiology to fine tune the muscles, tendons, ligaments, fascia, and nervous system of the animal. The correct calibration is necessary in order to obtain faster, far-superior results with this treatment system.

NEUROSCOPE 230B is an essential tool used to treat stress, sleep disorders, anxiety and both chronic and acute pain issues. It’s portable and lightweight making it a convenient personal “Home Care” treatment device for the busy person on the go or as an adjunct to the Acuscope and Myopulse treatments. The technology, utilizing Cranial Electrotherapy Stimulation (CES), was originally developed for the medical and physiological benefits in this exclusive area. CES is known to be effective as a treatment for migraines, depression, insomnia, alleviating symptoms of anxiety, and aiding during drug withdrawal or alcohol rehabilitation.

NEUROCARE™ 1000 is a Neuromuscular Electronic Stimulator (NMES) device using high voltage/low amperage AC (alternating current) that elicits muscle contractions using electrical impulses delivered through electrodes on the skin that help reduce and eliminate pain, increase local blood circulation, dramatically slows or reverse the symptoms of Neuropathy, re-educates muscles and will relax muscle spasms. Thus improving or increasing range of motion, and is able to prevent or retard disuse atrophy.

miHEALTH & PROVISION: The miHealth is an electronic handheld PEMF (Pulsed Electro-Magnetic Frequency) device with a Microcurrent component. It uses biofeedback and magnetic fields to deliver the information the body needs to return to a natural state. The ProVision is a sophisticated health assessment software tool that probes the human body-field to identify the bioenergetics and bio-informational distortions in the major organs and organ systems, environmental influences (toxins, EMF fields and more), Nutritional influences, Musculoskeletal system, Emotions, & Body-field structures down to the cellular level.

HEALTH ANALYZER: Take control of your Health, Fitness, and Stress with the Health Analyzer an innovative health and fitness assessment software program with tools for stress reduction and monitoring. The Health Analyzer uses a pulse wave sensor to read the users heart rate during testing sessions and utilizes Heart Rate Variability (HRV) a scientifically documented method of heart rate analysis. HRV is known to be useful as a predictive indicator of cardiac condition, fitness, stress levels, aging, health risk levels, chronic disease and more.

ELECTROSMOG NEUTRALIZERS: No one can argue about the benefits of modern technology however what you don’t know might be killing you. Devices such as cell phones, computers, and appliances in our homes, cars, and work environments are emitting harmful Electromagnetic Frequency (EMF’s) and Radiofrequency (RF’s) causing disruption on a cellular level within our bodies. Complaints ranging from headache, poor concentration, insomnia, stress, weakened immune system to more serious diseases such as cancers, tumors and Alzheimer’s are all on the rise due to EMF & RF environments.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•

the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•

the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•

the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 13 under “Risk Factors” of the effect on our financial statements of such election.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SUMMARY OF THIS OFFERING

Issuer	Global Health Technologies, Inc.,

Securities being offered	Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES –Common Stock.”

Per Share Price	$0.01

Total shares of Common Stock outstanding prior to the offering	375,883,878 shares

Shares of Common Stock being offered by selling Shareholders:	12,950,401 shares

Total shares of Common Stock outstanding after the offering:	375,883,878 shares

Registration Costs:	We estimate the total cost relating to the registration herein to be approximately $9,000.

Use of Proceeds:	We will not receive any of the proceeds from the sale of the common stock by the selling stockholders under this prospectus. See “Use of Proceeds” beginning on page 14.

Risk Factors

There are substantial risk factors involved in investing in our Company.  For a discussion of certain factors you should consider before buying shares of our Common Stock, see the section entitled "Risk Factors."

Trading Market

Our common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market. We intend to apply to have our Common Stock listed on the OTC Bulletin Board once this Prospectus is effective.  We require the assistance of a market maker to apply of OTC Bulletin Board and there is no guarantee that a maker-maker will agree to assist the Company and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this registration statement. The statements contained in or incorporated into this registration statement. that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

We do not anticipate having a predictable stream of revenue from operations, and the variability of our revenues may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance of any of our sales and marketing offices nor the success of any all related Clinics. If we are unable to achieve a sufficient level of sales revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

The popularity of Energy Medicine although growing moderately in North America has from time to time declined which may impact our ability to generate revenues and profits from our sales of medical devices and the value of our devices may also decline due to improved competition, which could have a material and adverse effect on our business, financial condition and results of operations.

The growth of competing alternative medicines (acupuncture, other non-invasive medical procedures, etc.) could materially and adversely affect our business, financial condition and results of operations. If the opportunity to generate revenues and profits from Energy Medicine declines, the value of our Clinics may also decline, which could have a material and adverse effect on our business, financial condition and results of operations.

The Company has limited capitalization and lack of working capital and as a result is dependent on raising funds to grow and expand its business.

Our management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company will endeavor to finance its need for additional working capital through debt or equity financing. Additional debt financing would be sought only in the event that equity financing failed to provide the Company necessary working capital. Debt financing may require the Company to mortgage, pledge or hypothecate its assets, and would reduce cash flow otherwise available to pay operating expenses and acquire additional assets. Debt financing would likely take the form of short-term financing provided by officers and directors of the Company, to be repaid from future equity financing. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. The Company's officer has verbally agreed to lend the Company up to $50,000 for its operating expenses, however, there is no guarantee that we will receive the funds from our officers and directors since there is no legal commitment or obligation.  There are no other current agreements or understandings with regard to the form, time or amount of any financing and there is no assurance that any financing can be obtained or that the Company can continue as a going concern.

The Company has limited revenue and limited operating history which make it difficult to evaluate the Company which could restrict your ability to sell your shares.

The Company has only a limited operating history and limited revenues. The Company must be considered in the developmental stage. Prospective investors should be aware of the difficulties encountered by such enterprises, as the Company faces all the risks inherent in any new business, including the absence of any prior operating history, need for working capital and intense competition. The likelihood of success of the Company must be considered in light of such problems, expenses and delays frequently encountered in connection with the operation of a new business and the competitive environment in which the Company will be operating.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Initially, success of the Company is entirely dependent upon the management efforts and expertise of Mr. Owen. A loss of the services of any of these individuals could adversely affect the conduct of the Company's business. In such event, the Company would be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for either of such individuals, or that a replacement could be hired on terms which are favorable to the Company. The Company currently maintains no key man insurance on the lives of any of its officers or directors. The Company currently has not entered into any employment agreements with our officers or key personal.  The Company expects to enter into employment agreements in April 2014.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

We cannot guarantee that an active trading market will develop for our Common Stock which may restrict your ability to sell your shares.

There can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our Common Stock should have a long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities. We cannot predict the extent to which a trading market will develop or how liquid a market might become.

Our shares will be subject to the “penny stock” rules which might  subject you to restrictions on marketability and you may not be able to sell your shares.

Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are subject to the penny stock rules, therefore investors in this offering may find it more difficult to sell their securities.

The management and current shareholders of the Company will own 85% of the issued and outstanding Common Stock and have 85% of the total voting power thereby acting together they have the ability to choose management or impact operations.

Management and current shareholders will own 85% of the outstanding Class Common Stock and have voting power of 85% of our issued and outstanding Common Stock after this offering. Consequently, management and current shareholders have the ability to influence control of our operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

Election of the Board of Directors;

•

Removal of directors; and

•

Amendment to the our certificate of incorporation or bylaws;

These stockholders will thus have substantial influence over our management and affairs and other stockholders possess no practical ability to remove management or effect the operations of our business. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.  Our actual results may differ materially from those contemplated in our forward looking statements which may negatively impact our company.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we are unable to raise additional capital, as needed, the future growth of our business and operations would be severely limited.

A limiting factor on our growth, and is our limited capitalization which could impact our ability execute on our divisions business plans. If we raise additional capital through the issuance of debt, this will result in increased interest expense.  If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and our shareholders may experience significant dilution.  In addition, new securities may contain rights, preferences or privileges that are senior to those of our Common Stock.  If additional funds are raised by the issuance of debt or other equity instruments, we may become subject to certain operational limitations (for example, negative operating covenants).  There can be no assurance that acceptable financing necessary to further implement our plan of operation can be obtained on suitable terms, if at all.  Our ability to develop our business, fund expansion, develop or enhance products or respond to competitive pressures, could suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds.

Any future sales of this stock may adversely affect the market price of the Common Stock. Sales of our Common Stock in the public market could lower our market price for our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that management deems acceptable or at all.

We may, in the future, issue additional common stock, which would reduce then-existing investors’ percentage of ownership and may dilute our share value.

Our certificate of incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock. Accordingly, the board of directors will be empowered, without further stockholder approval, to issue additional shares of capital stock up to the authorized amount, which would dilute the current and future shareholders.

The market price of our Common Stock may fluctuate significantly which could cause a decline in value of your shares.

The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control.  The market price of our common stock could be subject  to significant fluctuations and the market price could be subject to any of the following factors:

•

our failure to achieve and maintain profitability;

•

changes in earnings estimates and recommendations by financial analysts;

•

actual or anticipated variations in our quarterly and annual results of operations;

•

changes in market valuations of similar companies;

•

announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•

loss of significant clients or customers;

•

loss of significant strategic relationships; and

•

general market, political and economic conditions.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of shares of our Common Stock, which could cause a decline in the value of our shares.

Our by-laws provide for indemnification of our officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our bylaws require that we indemnify and hold harmless our officers and directors, to the fullest extent permitted by law, from certain claims, liabilities and expenses under certain circumstances and subject to certain limitations and the provisions of Delaware law.  Under Delaware law (Section 145 of the General Corporation Law of Delaware, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, attorneys fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

We will need additional capital of approximately $2,000,000, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

The Company needs an aggregate of $2,000,000 to fully implement its business plan and cover on-going expenses.   The Company needs to raise at least $1,000,000 within the next 12 months to fully cover its on-going expenses and to establish five sales and marketing offices and a minimum of ten Clinics within the Company's desired timeframe.

The Company expects the on-going cost of being a public company to be approximately between $30,000 and $40,000 for 2014 which includes approximately $24,000 in accounting fees and $6,000 in legal fees associated with being a public company.   We may have insufficient revenues to cover our operating costs or be able to obtain financing in the amounts needed or on terms acceptable to us, if at all, which will negatively affect our ability to complete development of our business, establish a marketing platform and revenue generating operations. Additionally, we will have legal and accounting costs associated with being a Securities and Exchange reporting company should one the 61 day after the filing of this S1. You should consider the risks that we will be unable to obtain adequate capital financing, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues.

The Company will incur additional costs associated with being a public company which may result in our shareholders losing their entire investment.

The additional costs you will incur as a public company fees associated to filing the 10-Q, 10-K, 8-K and other documents required to be filed with the SEC.  The company expects these costs to be approximately $24,000.   There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay these additional costs.

The Company’s sole officer and director can determine his salary without approval from shareholders which may result in our shareholders losing their entire investment.

Since our sole officer and director may determine his salary without approval from shareholders there is a risk that there will insufficient funds available from the net income.  There is a risk that our shareholders will lose their entire investment if we are unable to raise the additional financing or generate sufficient income to pay any salary to our officer.

There can be no assurances that the value of the sales offices and Clinics opened or acquired by the Company, will not decrease in the future which may have an adverse impact on our Company’s activities and financial position.

The business of Energy Medicine is a high-risk venture. There is no assurance that sales personnel recruited will be successful in marketing the companies varied line of Medical devices. There can be no assurances that the value of the Clinics which may be acquired and owned by the Company will not decrease in the future or that the Company will not subsequently incur losses on the sales offices and Clinics which the Company may acquire.

The valuation of Energy Medicine Medical devices is a highly speculative matter.  If the valuation of the Company's Clinics and sales offices may decrease and the Company will still be responsible for the expenses of maintaining, those facilities which could negatively impact the revenues from the Clinics.

The valuation of Energy Medicine Clinics or Medical clinics in general is a highly speculative matter and prices have fluctuated widely in recent years. The success of the Company is dependent upon the present and future values of Pain management and Beauty treatment facilities and of the Company's sales offices in particular, as well as the success of the Company's Energy medicine clinics. Although the future value of such offices generally cannot be predicted, it will be affected by the state of the economy, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the Energy medicine industry.

State medical clinic laws and regulations may limit our ability to open clinics in certain states.

We are subject to considerable federal, state and local government regulation relating to the operations and services delivered by the company’s clinics and other related matters. Many of these regulations are subject to differing interpretations that may, in certain cases; result in unintended consequences that could materially and adversely impact the effective operation of our business. We will be required to obtain licenses in certain states in order to operate our clinics. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to operate our business. Furthermore the success of each clinic is dependent upon recruiting licensed practitioners who will perform the services offered by the company’s clinics.

These regulations may impact our ability to expand and/or open clinics in these states which may have a material adverse effect on our financial position.

Industry practices and structures have developed which may have not been attributable solely to profit-maximizing economic decision-making which may have an adverse impact on our Company’s activities business.

Because Energy medicine is relatively new as a business, industry practices and structures may developed which may have not be attributable solely to profit-maximizing economic decision-making. For instance, a particular Modality or treatment could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the treatment.

The Company's auditors have issued a going concern opinion that the Company's may not be able to continue without raising additional capital therefore needs to raise additional capital to continue its operations and to implement its plan of operations.

Our auditors and management has concluded that there is substantial doubt about our ability to continue as a going concern.  The Company has extremely limited capitalization and is dependent on raising funds to grow and expand its businesses. The Company needs to raise additional capital to continue its operations and to implement its plan of operations. Additional equity financing is anticipated to take the form of one or more private placements to qualified investors under exemptions from the registration requirements of the 1933 Act or a subsequent public offering. Other than our verbal agreements with our Officer and Directors for a possible $50,000 in capital, there are no current agreements or understandings with regard to the form, time or amount of such financing and there is no assurance that any of this financing can be obtained or that the Company can continue as a going concern.

The Company lacks sufficient internal controls and implementing acceptable internal controls will be difficult with only 1 officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

The Company lacks internal controls over its financials and it may be difficult to implement such controls with only 1 officer and director.  The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Because we have elected to defer compliance with new or revised accounting standards, our financial statement disclosure may not be comparable to similar companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies for further discussion of this exemption.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Summary

We believe it is important to communicate our expectations to investors.  There may be events in the future, however, that we are unable to predict accurately or over which we have no control.  The risk factors listed on the previous pages as well as any cautionary language in this registration statement, provides all known material risks, uncertainties and events that may cause our actual  results to differ materially from the expectations we describe in our forward looking statements.  The occurrence of the events our business described in the previous risk factors and elsewhere in this registration statement could negatively impact our business, cash flows, results of operation, prospects, financial condition and stock price.

Item 4: Use of Proceeds.

Not Applicable.

Item 5: Determination of Offering Price.

Our Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets. Our Company will be offering the shares of Common Stock being covered by this prospectus at a price of $0.01 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Item 6: Dilution.

Not Applicable.

Item 7: Selling Security Holders.

Name of selling stockholder	Shares of stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common owned after offering
Apex Clearing Corporation	44,716	44,716	-	-%
BNP Paribas Securities Corp	68,000	68,000	-	-%
Charles Schwab & Co, Inc.	588,361	588,361	-	-%
E*Trade Clearing, LLC	3,595,517	3,595,517	-	-%
Interactive Brokers, LLC	1,206,920	1,206,920	-	-%
National Financial Services, LLC	1,792,123	1,792,123	-	-%
Pershing, LLC	348,763	348,763	-	-%
RBC Dominion Securities, Inc.	52,000	52,000	-	-%
Scottrade, Inc.	2,373,122	2,373,122	-	-%
TD Ameritrade Clearing, Inc.	2,880,879	2,880,879	-	-%
Total	12,950,401	12,950,401	-	-%

Item 8: Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on a tier of the  OTC Markets and thereafter at prevailing market prices or privately negotiated prices. In order to assure that selling shareholders will offer their shares at $0.01 per share until our shares are quoted on a tier of the OTC Markets, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on a tier of the  OTC Markets without proof of the selling price. There is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.  The Company expects to apply to be quoted on the OTC QB tier.

We are registering the Common Stock issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Common Stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.  We will bear all fees and expenses incident to our obligation to register the Common Stock.   The offering will terminate 360 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

The Selling Stockholders may sell all or a portion of the Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the Common Stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the Common Stock by such Selling Shareholders and any discounts, commissions or agent's commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Common Stock may be sold in one or more transactions at:

•

fixed prices;

•

prevailing market prices at the time of sale;

•

prices related to such prevailing market prices;

•

varying prices determined at the time of sale; or

•

negotiated prices.

The sales may be effected in one or more transactions:

•

on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

•

in the over-the-counter market;

•

in transactions other than on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the Selling Shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•

in a public auction; or

•

through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.   The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

In connection with the sales of the  Common Stock, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•

engage in short sales of the  Common Stock in the course of hedging their positions;

•

sell the  Common Stock short and deliver the  Common Stock to close out short positions;

•

loan or pledge the  Common Stock to broker-dealers or other financial institutions that in turn may sell the  Common Stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the  Common Stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•

enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the  Common Stock by the Selling Shareholders.

There can be no assurance that any Selling Shareholder will sell any or all of the Common Stock under this prospectus. Further, we cannot assure you that any such Selling Shareholder will not transfer, devise or gift the Common Stock by other means not described in this prospectus. The Common Stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock being distributed. This may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay the entire expenses incidental to the registration of the Common Stock, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses. The Selling Shareholders will be required to pay all discounts, selling commission and stock transfer taxes applicable to the sale of the Common Stock and fees and disbursements of counsel for any Selling Shareholder.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Item 9: Description of Securities to be Registered.

(a) Common and Preferred Stock.

The current authorized stock is 1,000,000,000 shares of which 950,000,000 is common shares and 50,000,000 is preferred shares.  The current issued and outstanding stock is 375,883,878 common shares and zero preferred shares.

Global Health Technologies, Inc. executed a merger agreement on January 2, 2014 with Sovereign Oil, Inc. in which Sovereign Oil, Inc. acquired Global Health Technologies, Inc. by way of a merger transaction and whereby Global Health Technologies, Inc. was merged with and into Sovereign Oil, Inc. and 100% of the issued and outstanding shares of Global Health Technologies, Inc. common stock was exchanged for shares of Sovereign Oil, Inc. common stock. Pursuant to the terms of the aforementioned merger transaction Global Health Technologies, Inc. is the surviving corporation.

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of Global Health Technologies, Inc., with Global Health Technologies, Inc. is considered the accounting acquirer of Sovereign Oil, Inc., and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 10: Interests of Name Experts and Counsel.

The financial statements for Global Health Technologies, Inc.  as of and for the period ended September 30, 2013 included in this prospectus have been audited MaloneBailey, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

Our legal counsel has provided an opinion on the validity of our common stock.  We retained their counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Item 11: Information with Respect to the Registrant.

Business Of The Registrant

Global Health Technologies, Inc. executed a merger agreement on January 2, 2014 with Sovereign Oil, Inc. in which Sovereign Oil, Inc. acquired Global Health Technologies, Inc. by way of a merger transaction and whereby Global Health Technologies, Inc. was merged with and into Sovereign Oil, Inc. and 100% of the issued and outstanding shares of Global Health Technologies, Inc. common stock was exchanged for shares of Sovereign Oil, Inc. common stock. Pursuant to the terms of the aforementioned merger transaction Global Health Technologies, Inc. is the surviving corporation.

Global Health Technologies, Inc. (GHT) is leading the 21st Century charge in the Health & Wellness and Anti-Aging Industries by bringing state-of-the medical equipment technology in Energy Medicine to the masses. This Energy technology has proven and documented results in Non-Invasive and Non-Surgical pain management (people and animals) and Anti-Aging protocols.  The focus of Energy Medicine is to bring balance, structure, and function at the cellular level which is vital to maintaining and sustaining a healthy life. In addition GHT has implemented a unique marketing program for our Healthcare and Anti-Aging professionals with complete marketing and financing packages applying our teams combined 40 years of business and marketing experience to Energy Medicine.

Business of Company

Our Mission is to transform Health & Wellness by offering innovative solutions through the advanced medical equipment GHT offers to reduce pain and suffering and focus on Anti-Aging therapies; thus enhancing the quality and longevity of life for each and every individual.

Global Health Technologies is passionate about its mission to improve healthcare and wellness.  To that end we have a diverse range of products that address a broad spectrum of health related issues with a specific focus on pain management, inflammation, electro-smog    removal, and Anti-Aging.  GHT is committed to continue its search for new products and technological innovations; all the while keeping abreast of the most current advances in medical sciences and providing full support and assistance to our Healthcare and Anti-Aging professionals in their pursuit to provide the best H&W care to their patients and clients.

The Company operates a Medical device and related Micro-Current modalities distribution company based upon EMFP, EMS and other sophisticated FDA approved non-invasive homeopath treatments with distribution, sales and Marketing department located in Carson City, NV. Our telephone number is (800) 473.7665 and our Internet website address is www.globalhealthtech.net. The information contained in, or that can be accessed through, our website is not part of this registration statement.

The Company is a developmental stage company.  Additionally, the Company's management and its auditors have expressed substantial doubt about our ability to continue as a going concern. The Company needs to raise additional capital to continue operations and to implement its plan of operations.  The Company has insufficient capital to continue operations for the next 12 months.  The Company requires up to $50,000 continuing its current operations for the next 12 months. The officer, director and principal shareholder has verbally agreed to provide additional capital, up to $50,000, to the Company to funds it current operations until the Company can raise additional capital; however, there is no guarantee that our officers and directors will provide the loan to the Company. The company needs to raise capital in the amount of $2,200,000 to fully execute on its business plan on developing 5 national sales offices and related sales and admin personnel and opening a minimum of ten Medical device Clinics.  The Company initially needs to raise $200,000 to acquire its initial inventory.  The Company needs the additional $2,000,000 to purchase lease space and office furnishings and equipment.  The Company has not secured the financing necessary to execute timetables and/or acquisitions stated above.   Furthermore, there is no guarantee that the Company will be able to raise the funds discussed in this paragraph.

Description of Property

Our executive, administrative and operating offices are located at 112 North Curry Street, Carson City, Nevada 89703

Involvement in Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Market Price and Dividends

Market Information

The Company’s common stock is presently not traded on the market or securities exchange, and we have not applied for listing or quotation on the public market and there is no guarantee that the Company’s common stock will ever be quoted on a tier of the OTC Markets.  We anticipate applying for trading of our Common Stock on the over-the-counter (OTC) QB upon the effectiveness of the registration statement of which this prospectus forms a part. The Company currently does not intend to apply to get its Preferred Stock to become trading. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and conformations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

Holders

There are forty one (41) holders of the Company’s Common Stock.  There is one (1) holder of the Company’s Preferred Stock.

Dividends

The Company has not issued any dividends since its inception.

Securities Authorized for Issuance Under Equity Compensation Plans.

The Company has not authorized any securities to be issued under an equity compensation plan.

Transfer Agent

The Company has retained Action Stock Transfer to serve as its transfer agent.

Penny Stock Regulations and Restrictions on Marketability

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading, (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws, (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price, (d) contains a toll-free telephone number for inquiries on disciplinary actions, (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks, and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock, (b) the compensation of the broker-dealer and its salesperson in the transaction, (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock, and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock.  Therefore, stockholders may have difficulty selling their shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company generates revenue from its customers in two ways: (1) Sales of Medical devices and (2) revenues from company owned clinics and or independently owned and operated clinics.

Revenue

The Company has generated $395 revenue from the sales of medical devices from inception through September 30, 2013.

Operating Expenses

The Company had the following operating expenses:

Income Statement	May 2, 2013 (Inception) through September 30, 2013
Revenue	$395
Total expenses	$22,243
Net loss	$21,848

Liquidity and Capital Resources

 The following is a summary of our balance sheet as of September 30, 2013:

Balance Sheet	September 30, 2013
Total Assets	$69,228
Total Liabilities	$90,976
Stockholder’s Deficit	$21,748

In the opinion of management, available funds will not satisfy our growth requirements for the next twelve months. We believe our currently available capital resources will allows us to begin operations within our natural resource division and maintain its operation over the course of the next 12 months; however, our other expansion plans would be put on hold until we could raise sufficient capital

Timing needs for Funding

Immediate needs (current through March 2014)

$200,000: This capital is intended to be used to

The Company expects to be able to use the line of credit to implement this initial phase of its business plan.

The Company's current monthly burn rate is between $15,000.00 - $20,000.00 per month, which includes approximately $3,000.00 and the expected on-going general expenses of the Company (such as filing fees, audits and general administrative expenses).

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses. The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

Short-term needs (January 2014 through June 2014)

$500,000: This capital is intended for our general operating and inventory purchase. This amount is needed for the Company to be able to recruit sales professionals and expand operations.  This amount includes $200,000 to maintain daily operations, $120,000 for a reserve for medical equipment inventory, and $80,000 for the on-going operations of the Company and the company's on-going reporting requirements.     The expenses directly associated to the Company’s marketing efforts.

Once the Company has a total of 10 clinics the Company's monthly burn rate is expected to be $40,000.00.  The Company has included $120,000 in the above stated financing requirements to cover the increases in the monthly burn rate.  The Company's sales offices are expected to begin generating revenue within 30-60 days as such the on-going monthly burn rate would be covered by the revenue generated from the sales of medical devices  However, there is no guarantee that the Company's revenue would be able to cover the Company's monthly burn rate.   There is no guarantee that the provided estimates on our burn rates will be our actual burn rates.

If the Company's revenue is not sufficient to cover the monthly burn rate, the Company would be required to raise additional funds to cover those expenses.  The Company will not know the amount that would be required to be raised to cover the monthly burn rate until the Company is able to determine what its monthly revenue is.

The Company needs to raise $600,000 grow our sales offices and clinics. This is broken down as follows:

Opening sales office(s) and clinics:	$300,000
Reserve for clinics ( i.e. Training fees & Inventory):	180,000
Working capital	$120,000

Total	$600,000

Long-term needs (January 2015 through December 2015)

$2,000,000:  These funds are expected to be used for the Company's continued expansion of both sales offices and clinics.  The Company expects to need to raise $2,000,000 to fully implement its clinics division. There is no guarantee that the provided estimates on our burn rates will be our actual burn rates.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive development activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

In the next twelve months, we anticipate spending approximately $20,000 - $30,000 to pay for our accounting and audit requirements.

Off-balance sheet arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to our financial statements included in this prospectus. We have consistently applied these policies in all material respects.  Below are some of the critical accounting policies:

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 of its characterization of the Company as development stage. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there have been no significant revenues there from.  The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Revenue Recognition

It is the company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.”

Research and Development

Costs associated with research and developments are charged to expense as incurred.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Inventory Valuation

Inventory consists of raw materials and finished goods and is stated at the lower of cost or market. Our finished goods consist of manufactured finished goods.

We assess the valuation of inventory, including raw materials and finished goods, on a periodic basis. Inventory carrying value adjustments are established to reduce the carrying amounts of our inventory to their net estimated realizable value. Carrying value adjustments are based on historical usage, expected demand and trial deployment conversion rates. Inherent in our estimates of market value in determining inventory valuation are estimates related to economic trends, future demand for our products and technological obsolescence of our products. For example, because our revenue often is comprised of large, concentrated sales to a limited number of customers, we may carry high levels of inventory prior to shipment. In addition, in circumstances where a supplier discontinues the production of a key raw material component, such as non-volatile memory components, we may be required to make significant “last-time” purchases in order to ensure supply continuity until the transition is made to products based on next generation components. If a significant order were cancelled after we had purchased the related inventory, or if estimates of “last-time” purchases exceed actual demand, we may be required to record additional inventory carrying value adjustments.

Emerging Growth Company Status

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (we also will not be subject to the auditor attestation requirements of Section 404(b) as long as we are a “smaller reporting company,” which includes issuers that had a public float of less than $ 75 million as of the last business day of their most recently completed second fiscal quarter);

•

reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. In other words, an “emerging growth company” can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until the first to occur of the date the subject company (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of the extended transition period provided in Securities Act Section 7(a) (2) (B). The Company has elected to take advantage of this extended transition period and, as a result, our financial statements may not be comparable to the financial statements of other public companies. Accordingly, until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a) (2) (B), upon the issuance of a new or revised accounting standard that applies to your financial statements and has a different effective date for public and private companies, clarify that we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Change in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Registrant is a smaller reporting company and is not required to provide this information

Sale of Unregistered Securities

Identification of Directors and Executive Officers.

Name	Age	Position
Martin J. Mair	50	President/Treasurer/Secretary/Director

Martin Mair – President/Treasurer/Secretary/Director

Martin Mair – CEO/Director/Secretary. Since 2009, Mr. Mair is CEO of AmericanCapitalInvest.com LLC, a marketing and consulting firm focusing on commercial real estate. AmCap has a client base of over 1,200 investors and has affiliations with 250 brokers nationwide. Mr. Mair consulted and closed a number of transactions including a student housing facility in TX, multiple hotels in FL and NV, thousands of notes as well as apartment buildings and self-storage facilities. For the last two years, GMH was completely rehabbing and opening two hotels in Las Vegas and launched a new extended stay concept for one of its clients.

Since 2003 Mr. Mair is the President of Ten Media, Inc. a business-consulting firm, where he is advising a variety of companies on raising capital, strategic directions and streamlining operations. He built a DVD division for a Canadian entertainment company, represented a European technology company for sale, and consulted for various companies in the 3D technology area.

In 1996, he founded Eclipse Music Group, Inc., a record label with an impressive catalog of titles. The company established licensing relationships with all the major record companies and film studios. In 2000 Eclipse merged with Brentwood Communications Inc. and the combined entity, BCI Eclipse, became one of the biggest independent budget companies in the United States with over 1,200 audio and 800 video titles that was subsequently sold to Navarre Inc (NASDAQ: NAVR).

In 1995, Mr. Mair founded DiscArt, Inc., a manufacturer of unique prerecorded “Shaped CDs” which created its patented, non-circular compact discs for the corporate as well as the consumer market.  He set up joint ventures in Germany, France, Canada and Brazil for the manufacturing and marketing of shaped discs. Clients included McDonalds, Coors, Warner Music, Virgin Group, Billy Graham, SAP, JVC, Bell South, AT&T, Lucent and many more. The company and its patents were sold in 1997.

In 1989, he joined Pilz America, Inc, a leading German distributor of compact discs, as President of its U.S. operation.  Under his guidance, Pilz grew to be a major U.S. distributor. In 1993 Pilz expanded into compact disc manufacturing and Mr. Mair set up a plant with a capacity of 30 million units annually. From 1991 on, besides the U.S., he was also responsible for Asia and South America.

Mr. Mair has a business degree from the University of Munich, Germany. He lives in Los Angeles, CA with his wife and two children.

Mr. Mair devotes approximately 40 hours per week, or about 85% of his time, to the Company.

None of the Companies or entities Mr. Mair has previously worked for is a parent, subsidiary or other affiliate of the Company.

Due to Mr. Mairs’ extensive corporate and marketing experience, the shareholders felt Mr. Mair should serve as a President, Treasurer, Secretary and Director of the Company.

The foregoing persons are promoters of Global Health Technologies as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible independent board members in the next six months.

Our principal executive and principal financial officers have evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a – 15(e) and 15d – 15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports under the Exchange Act, is recorded, processed, summarized and reported within the time periods required under the SEC’s rules and forms and that the information is gathered and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure.

Our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The reason we believe our disclosure controls and procedures are not effective is because:

1.	No independent directors;
2.	No segregation of duties;
3.	No audit committee; and
4.	Ineffective controls over financial reporting.

As of September 30, 2013, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified in 2013.  The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.  The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

This S1 does not include an attestation report of the Company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to Rule 308(b) of Regulation S-K.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

2.

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance  with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of our internal control over financial reporting as of September 30, 2013. Based on this assessment, management concluded that the Company did not maintain effective internal controls over financial reporting as a result of the identified material weakness in our internal control over financial reporting described below. In making this assessment, management used the framework set forth in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company's internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Identified Material Weakness

A material weakness in our internal control over financial reporting is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected.

Management identified the following material weakness during its assessment of internal controls over financial reporting as of September 30, 2013:

Independent Directors:  The Company intends to obtain at least 2 independent directors at its 2014 annual shareholder meeting.  The cost associated to the addition in minimal and not deemed material.

No Segregation of Duties/ Ineffective controls over financial reporting:  The company intends to hire additional staff members, either as employees or consultants, prior to December 31, 2014.  These additional staff members will be responsible for making sure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required and will the staff members will have segregated responsibilities with regard to these responsibilities.  The costs associated with the hiring the additional staff members will increase the Company's Sales, General and Administration (SG&A) Expense.  It is anticipated the cost of the new staff members will be approximately $40,000 per year.

No audit committee: After the election of the independent directors at the 2014 annual shareholder meeting, the Company expects that an Audit Committee will be established.  The cost associated to the addition an audit committee are minimal and not deemed material.

Resources: As of November 30, 2013, we have no full-time employees with the requisite expertise in the key functional areas of finance and accounting.  As a result, there is a lack of proper segregation of duties necessary to insure that all transactions are accounted for accurately and in a timely manner.

Written Policies & Procedures: We need to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions, and prepare, review and submit SEC filings in a timely manner.

Management’s Remediation Initiatives

As our resources allow, we will add financial personnel to our management team.  We plan to prepare written policies and procedures for accounting and financial reporting to establish a formal process to close our books monthly on an accrual basis and account for all transactions, including equity transactions.  We will also create an audit committee made up of our independent directors.

As of September 30, 2013, the Company has not taken any remediation actions to address these weaknesses in our controls even though they were identified during the Quarter ending September 30, 2013.  The Company’s management expects, once it is in the financial position to do so, to hire additional staff in its accounting department to be able to segregate the duties.  The Company expects that the expense will be approximately $60,000 per year which would allow the Company to hire 2 new staff members.

Significant Employees

There are no persons other than our executive officers who are expected by us to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

Audit and Compensation Committees, Financial Expert

We do not have a standing audit or compensation committee or any committee performing a similar function, although we may form such committees in the future.  Our entire Board of Directors handles the functions that would otherwise be handled by an audit or compensation committee.

Since we do not currently have an audit committee, we have no audit committee financial expert.

Since we do not currently pay any compensation to our officers or directors, we do not have a compensation committee.  If we decide to provide compensation for our officers and directors in the future, our Board of Directors may appoint a committee to exercise its judgment on the determination of salary and other compensation.

Code of Ethics

We have adopted a Code of Ethics which is designed to ensure that our directors and officers meet the highest standards of ethical conduct. The Code of Ethics requires that our directors and officers comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  A copy of the Company's code of ethics has been attached to this registration statement as Exhibit 14.

Executive Compensation

The Companies’ officers and director have received the annual salary listed below for the services rendered on behalf of the Company:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All other Compensation	TOTAL
Martin J. Mair/ President	2014	$72,000.00	-	-	-	$72,000.00

Transactions with Related Persons

The Company owes its former CEO, Teresa M. Jackson, a total of $28,151 as of September 30, 2013, in the form of unsecured notes. The notes are due on demand and non-interest bearing.

The Company owes its former CEO, Teresa M. Jackson, a total of $2,825 as of September 30, 2013, in the form of accounts payable for expenses paid on behalf of the Company. This amount is due on demand and non-interest bearing

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company:

Name and Address	Common Stock Shares Beneficially Owned	Percentage Class	Series A Preferred Stock Shares Beneficially Owned	Percentage Class	Series B Preferred Stock Shares Beneficially Owned	Percentage Class	Total Voting Power
Platinum Capital Foundation(1)	100,000	100%	-	-	-	-	100%
Martin J. Main/President	-	-	-	-	-	-	-%

(1)

Maryorie Rivas is the Founder and has sole power to dispose and vote these shares.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings involving Global Health Technologies, Inc.

1.

During the past ten (10) years Mr. Mair has not been the subject of the following events:

2.

Any bankruptcy petition filed by or against any business of which Mr. Mair was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

3.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

4.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending, or otherwise limiting either Mr. Mairs’s involvement in any type of business, securities or banking activities; and

5.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 11A: Material Changes.

Not Applicable.

Item 12: Incorporation of Certain Information by Reference.

We are not incorporating certain information by reference.

Item 12A: Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

GLOBAL HEALTH TECHNOLOGIES, INC.

(A Development-Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s of

Global Health Technologies, Inc.

Las Vegas, Nevada

(A Development Stage Company)

We have audited the accompanying balance sheet of Global Health Technologies, Inc. (a development stage company) (the “Company”) as of September 30, 2013, and the related statement of operations, change in stockholder’s equity (deficit), and cash flows for the period from May 2, 2013 (inception) through September 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2013 and the related results of its operations and its cash flows for the period from May 2, 2013 (inception) through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net loss since inception and had generated no revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 7, 2014

Global Health Technologies, Inc. (A Development Stage Company)
Balance Sheet

September 30,
2013
ASSETS
Current Assets
Cash and cash equivalents	$60,267
Inventory	8,961
Total current assets	69,228
Total assets	$69,228
LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current liabilities
Accounts payable – related party	$2,825
Notes payable - related party	28,151
Total current liabilities	30,976

Long term liabilities
Notes payable	60,000
Total long term liabilities	60,000
Total liabilities	90,976

Stockholder’s equity (deficit)
Common stock, par value $0.001; 1,000,000,000 shares authorized; 100,000 shares issued and outstanding	100
Deficit accumulated during the development stage	(21,848)
Total stockholder’s equity (deficit)	(21,748)
Total liabilities and stockholder’s equity (deficit)	$69,228

The accompanying notes are an integral part of these financial statements.

Global Health Technologies, Inc. (A Development Stage Company)
Statement of Operations

Period from May 2, 2013 (Inception) to
September 30,
2013
Income
Sales	$395
Total Sales	395
Expenses
Operating Expenses:
General and administrative expense	979
Professional fees	21,264
Total operating expenses	22,243

Loss from operations	(21,848)
Net Loss	$(21,848)

Net loss per share, basic and diluted	$(0.23)
Weighted average number of shares outstanding - basic and diluted	94,702

The accompanying notes are an integral part of these financial statements.

Global Health Technologies, Inc. (A Development Stage Company)
Cash Flow Statement
From Inception, May 2, 2013 to
September 30, 2013
Cash flows from operating activities
Net loss	$(21,848)
Adjustment to reconcile net loss to net cash used in operations:
Changes in operating assets and liabilities:
Inventory	(8,961)
Accounts payable – related party	2,825
Net cash used in operating activities	(27,984)

Cash flows from financing activities
Proceeds from sale of common stock	100
Proceeds from note issued	60,000
Proceeds from note issued to related party	28,751
Payments on related party note	(600)
Net cash provided by financing activities	88,251

Net increase (decrease) in cash	60,267
Cash balance, beginning of period	-

Cash balance, end of period	$60,267

Supplemental cash flow information:
Interest paid	$-
Income taxes aid	$-

The accompanying notes are an integral part of these  financial statements.

Global Health Technologies, Inc.
(A Development Stage Company)
Statement of Stockholder's Equity (Deficit)
For the period from Inception (May 2, 2013) through September 30, 2013

					Total
			Additional		Stockholder’s
	Common Stock		Paid	Accumulated	Equity
	Shares	Amount	In capital	Deficit	(Deficit)

Balance, May 2, 2013	-	$-	$-	$-	$-

Shares issued May 10, 2013 for cash at $0.001 per share	100,000	100	-	-	100

Net loss	-	-	-	(21,848)	(21,848)

Balance, September 30, 2013	100,000	$100	$-	$(21,848)	$(21,848)

The accompanying notes are an integral part of these financial statements

GLOBAL HEALTH TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization, Nature of Business

Global Health Technologies, Inc. (“the Company) was incorporated under the laws of the State of Nevada on May 2, 2013.  Global Health Technologies, Inc. is leading the 21st Century charge in the Health & Wellness and Anti-Aging Industries by bringing state-of-the medical equipment technology in Energy Medicine to the masses. This Energy technology has proven and documented results in Non-Invasive and Non-Surgical pain management (people and animals) and Anti-Aging protocols.  The focus of Energy Medicine is to bring balance, structure, and function at the cellular level which is vital to maintaining and sustaining a healthy life. In addition GHT has implemented a unique marketing program for our Healthcare and Anti-Aging professionals with complete marketing and financing packages applying our teams combined 40 years of business and marketing experience to Energy Medicine.

The Company’s headquarters are located in Nevada.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company generated $395 in revenues through September 30, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues to cover operating costs over an extended period of time. These factors raise substantial doubt about the company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it can be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 2 – Significant Accounting Policies

Use of Estimates

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 of its characterization of the Company as development stage. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there have been no significant revenues there from.  The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost of market using the first-in, first-out (FIFO) cost method of accounting.

Research and development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. During the period from inception through September 30, 2013 $0. were expensed as research and development costs.

Revenue Recognition

Global Health Technologies, Inc. is recognized pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ((“ASC”) 605 “Revenue Recognition”. The Company recognizes its revenue from sales of medical equipment upon delivery of the equipment to our customer.

Basic and Diluted Net Loss per Share

Basic and diluted net loss per share calculations on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income.  Basic and diluted net income per share is the same due to the absence of common stock equivalents.

Income Taxes

Global Health Technologies, Inc. recognizes deferred tax assets and liabilities based on differences in the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  Global Health Technologies, Inc. provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Recently issued accounting pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

 Note 3 – Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has a net loss since inception and does not have an established source of revenues sufficient to cover its operating costs.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Note 4 – Related Party Transaction

The Company owes Teresa M. Jackson, a total of $28,151 as of September 30, 2013, in the form of unsecured notes. The notes are due on demand and non-interest bearing.

The Company owes Teresa M. Jackson, a total of $2,825 as of September 30, 2013, in the form of accounts payable for  expenses paid on behalf of the Company. This amount is due on demand and non-interest bearing

Note 5 – Equity

On May 10, 2013, the Company issued 100,000 shares of common stock to Platinum Capital Foundation, for cash proceeds of $100 at $0.001 per share.

Note 6 – Income Taxes

Global Health Technologies, Inc. uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of September 30, 2013 the Company had a net operating loss of approximately $21,848 resulting in a deferred tax asset of approximately $7,400 which is fully reserved as of September 30, 2013; which can be used to offset future taxable income and begins to expire in 2032.  Should a change in ownership occur net operating loss carry forward can be limited to use in future years.

Note 7 – Commitments

Global Health Technologies, Inc. has a Sales and Finance Agreement commitment in the amount of $25,964 due to Neurocare USA Limited in 19 monthly installments of $1,350 and 1 final installment of $314.  Said commitment commenced on November 1, 2013.

Note 8 – Note Payable

On September 30, 2013 Global Health Technologies, Inc. executed a 24 month note with The Huang Family Trust in the amount of $60,000.00 bearing an annual interest rate of 12%.  The note is due and payable on or before September 30, 2015.

Note 9 – Inventory

Inventory consisted of the following at September 30, 2013:

Inventory	$8,961
Less: allowance for obsolescence	-
Net inventory	$8,961

Note 10 – Subsequent Events

Global Health Technologies, Inc. executed a Sales and Finance Agreement with Neurocare USA Limited on October 2, 2013.

Global Health Technologies, Inc. executed a merger agreement on January 2, 2014 with Sovereign Oil, Inc. in which Sovereign Oil, Inc. acquired Global Health Technologies, Inc. by way of a merger transaction and whereby Global Health Technologies, Inc. was merged with and into Sovereign Oil, Inc. and 100% of the issued and outstanding shares of Global Health Technologies, Inc. common stock was exchanged for shares of Sovereign Oil, Inc. common stock. Pursuant to the terms of the aforementioned merger transaction Global Health Technologies, Inc. is the surviving corporation.

Global Health Technologies, Inc.
(A Development Stage Company)
Balance Sheet
September 30, 2013

	Sovereign Oil		Global Health Technologies	Pro Forma Adjustments		Adjusted Pro Forma Totals
ASSETS
Current Assets
Cash and cash equivalents		$-	$60,267		$-	$60,267
Inventory		-	8,961		-	8,961
Total current assets		-	69,228		-	69,228
Total assets		$-	$69,228		$-	$69,228

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current liabilities
Accounts payable – related party		$-	$2,825		$-	$2,825
Notes payable – related party		-	28,151		-	28,151
Total current liabilities		-	30,976		-	30,976

Long term liabilities

Notes payable		$-	$60,000		$-	$60,000
Total long term liabilities		-	60,000		-	60,000
Total liabilities		-	90,976		-	90,976

Stockholder’s equity (deficit)
Common stock, par value $0.001; 100,000 shares authorized; 100,000 shares issued and outstanding		-	100		-	100
Deficit accumulated during the development stage		-	(21,848)		-	(21,848)
Total stockholder’s equity (deficit)		-	(21,748)		-	(21,748)
Total liabilities and stockholder’s equity (deficit)	$		$69,228	$		$69,228

Global Health Technologies, Inc.
(A Development Stage Company)
Unaudited Combined Pro Forma Statements of Expenses
Period from May 2, 2013 (Inception) to September 30, 3013

	Sovereign Oil	Global Health Technologies	Pro Forma Adjustments	Adjusted Pro Forma Totals

Income
Sales	$-	$395	$-	$395
Total Sales	-	395	-	395
Expenses
Operating Expenses
General and administrative expenses	-	979	-	979
Professional fees	-	21,264	-	21,264
Total operating expenses	-	22,243	-	22,24

Loss from operations	-	(21,848)	-	(21,848)
Net Loss	$-	$(21,848)	$-	$(21,848)

Net loss per share, basic and diluted	$-	$(0.23)	$-	$(0.23)
Weighted average number of shares outstanding – basic and diluted	-	94,702	-	94,702

Notes to Unaudited Pro Forma Consolidated Financial Statements

Global Health Technologies, Inc. and Sovereign Oil entered into a reverse merger agreement whereby Global Health exchanged 100,000 (100%) of its outstanding shares of common stock for 300 Million shares of Sovereign Oil with 375,883,878 shares of Sovereign outstanding immediately after the issuance.

As a result of the Merger Agreement, each outstanding share of Global Health Technologies, Inc. common stock shall be transferred, conveyed and delivered to Sovereign Oil, Inc. in exchange for 300,000,000 newly-issued shares of common stock of Sovereign Oil, Inc.

Global Health Technologies is the surviving company for accounting purposes and was merged into Sovereign Oil whereby Sovereign Oil changed its name to Global Health Technologies.

The unaudited proforma consolidated balance sheets of Global Health Technologies, Inc. and Sovereign Oil are presented here as of September 30, 2013.  The proforma consolidated statements of expenses for Global Health Technologies, Inc. and Sovereign Oil are presented here for the period from inception through September 30, 2013.

PART II

INFORMATION NOT REQUIRED PURSUANT TO THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the Common Stock registered hereby are as follows.

SEC Filing Expenses	$14
Printing	$-
Legal and Accounting	$3,500
Misc. Expenses	$500
SUB-TOTAL	$4,014

Item 14. Indemnification of Directors and Officers

Global Health Technologies Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Item 15. Unregistered Sales of Equity Securities and Use of Proceeds

The above shares, referenced in each of the above transactions, were issued in reliance of the exemption from registration requirements of the 33 Act provided by Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities based on the following:

•

the investors  represented to us that they were acquiring the securities for their own account for investment and not for the account of any other  person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the 33 Act;

•

we provided each investor with written disclosure prior to sale that the securities have not been registered under the 33 Act and, therefore, cannot be resold unless they are registered under the 33Act or unless an exemption from registration is available;

•

the investors agreed not to sell or otherwise transfer the purchased securities unless they are registered under the 33 Act and any applicable state laws, or an exemption or exemptions from such registration are available;

•

each investor had knowledge and experience in financial and other business matters such that he, she or it was capable of evaluating the merits and risks of an investment in us;

•

each investor was given information and access to all of our documents, records, books, officers and directors, our executive offices pertaining to the investment and was provided the opportunity to ask questions and receive answers  regarding the terms and conditions of the offering and to obtain any additional information that we possesses or were able to acquire without unreasonable effort and expense;

•

each investor had no need for liquidity in their investment in us and could afford the complete loss of their investment in us;

•

we did not employ any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio;

•

we did not conduct, hold or participate in any seminar or meeting whose attendees had been invited by any general solicitation or general advertising;

•

we placed a legend on each certificate or other document that evidences the securities stating that the securities have not been registered under the 33 Act and setting forth or referring to the restrictions on transferability and sale of the securities;

•

we placed stop transfer instructions in our stock transfer records;

•

no underwriter was involved in the offering; and

•

we made independent determinations that such persons were sophisticated or accredited investors and that they were capable of analyzing the merits and risks of their investment in us, that they understood the speculative nature of their investment in us and that they could lose their entire investment in us.

ITEM 16: EXHIBITS SCHEDULE

The following exhibits are filed with this prospectus:

Exhibit	Description
3.1	Restated Articles of Incorporation
3.2	By-Laws
14.1	Code of Ethics
23.1	Consent of MaloneBailey, LLP

ITEM 17: UNDERTAKING

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Global Health Technologies has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson in the State of Nevada, on March 7, 2014.

Global Health Technologies

By:	/s/ Martin J. Mair
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin J. Mair	Principal Executive Officer, Principal Accounting Officer,	March 7, 2014
Principal Financial Officer, Director

II-4